Exhibit 10.10

AMENDMENT NO. 3 TO THE SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of October 14, 2009 (the “Effective Date”), by and among VIASPACE Inc., a Nevada corporation (“Parent”), VIASPACE Green Energy Inc., a British Virgin Islands international business company and a wholly-owned subsidiary of Parent (“Acquirer”), Sung Hsien Chang, an individual (“Shareholder”), and China Gate Technology Co., Ltd., a Brunei Darussalam company  (“Licensor”), with respect to the following facts:

A.            The parties entered into that certain Securities Purchase Agreement, dated as of October 21, 2008 (as amended by that Amendment No. 1 to Securities Purchase Agreement dated on or about June 17, 2009 and that Amendment No. 2 to Securities Purchase Agreement dated on or about August 21, 2009, the “Agreement”), pursuant to which, among other things, Acquirer acquired from Shareholder a controlling interest in Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”) in exchange for its shares and shares of the Parent.  Capitalized terms not defined herein shall have the meanings given such terms in the Agreement.

B.            The parties desire to amend the Agreement in certain respects, all as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.           Non-competition Clause.

(a)	Section 10.2 of the Agreement is hereby amended and restated to read in full as follows:

10.3                 Non-Competition.  In the event that the Second Closing fails to occur, none of the VIASPACE Entities or their affiliates (except Acquirer, including their officers Messrs. Kukkonen and Muzi to the extent each work for Acquirer), or any of their directors or officers, shall engage in the Grass Business for a period of three years after the First Closing Date.

2.           Acquirer Shares.

(a)	Section 10.2 of the Agreement is hereby amended and restated to read in full as follows:

10.2                 Shareholder Rights Upon Failure to Close.  In the event that the Second Closing fails to occur and Parent’s closing conditions to the Second Closing as set forth in Sections 7.1 through 7.7, and 7.9 have been satisfied, then (1) Shareholder and/or his designees shall retain the Acquirer Shares, (2) Parent shall transfer all shares of Acquirer common stock it holds to Shareholder, (3) Shareholder will deliver the remaining 30% equity interest of IPA BVI to Acquirer, such that Acquirer shall receive all equity securities of IPA BVI, and (4) if Acquirer’s common stock is not listed on a Trading Market as of the Second Closing Deadline, Shareholder shall also receive such number of shares of Viaspace common stock so that Shareholder shall own a majority of the outstanding shares of Viaspace common stock as of the date of issuance.

Notwithstanding any other provisions of this Agreement, Shareholder and/or his designees shall retain the Acquirer Shares, irrespective of whether the Second Closing occurs or does not occur or whether Parent’s closing conditions are satisfied or not.

3.           Grass License.  The parties hereby acknowledge and agree that Licensor has executed the Grass License and has delivered the executed Grass License to IPA China.  Any provisions in the Agreement relating to Grass License or Grass Assignment are hereby amended in order to reflect such execution and delivery of the Grass License, including provisions requiring the Grass License or Grass Assignment to be executed or delivered at or by the Second Closing, which are hereby deleted.

4.           Miscellaneous.

4.1           Effect of Amendment.  Except to the extent the Agreement is modified by this Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and be in full force and effect.  In the event of conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

4.2           Counterparts.  This Amendment may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute the same Amendment.

4.3           Applicable Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

VIASPACE, INC.

By: /s/ Carl Kukkonen
Carl Kukkonen
Chief Executive Officer

VIASPACE GREEN ENERGY, INC.

By: /s/ Carl Kukkonen
Carl Kukkonen
Chief Executive Officer

SUNG HSIEN CHANG

By: /s/ Sung Hsien Chang

CHINA GATE TECHNOLOGY CO., LTD.

By: /s/ Maclean Wang
Maclean Wang
Chief Executive Officer